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                                                                    EXHIBIT 99.4


                 Consent of American Appraisal Associates, Inc.

     We hereby consent to the references made to us and/or our preliminary written solvency opinion dated March 26, 2003 to Netro Corporation in the Prospectus constituting a part of the Registration Statement on Form F-4 of SR Telecom Inc. We also consent to the filing of the preliminary written solvency opinion as an exhibit to such Registration Statement.

                                            AMERICAN APPRAISAL ASSOCIATES, INC.
                                            By:  Richard L. Kelsey


                                            /s/  R. L. Kelsey
                                            ------------------------------------
                                            Name:   Richard L. Kelsey
                                            Title:  Senior Vice President

New York, New York
July 31, 2003








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